Exhibit 21.1
Sabra Subsidiaries

Jurisdiction of Incorporation

317 Winnipeg St. Holdings Inc. (Joint Venture)	British Columbia, Canada
395 Harding Street, LLC	Delaware
870 Westminster Ave. Holdings Inc. (Joint Venture)	British Columbia, Canada
1104 Wesley Avenue, LLC	Delaware
1717 Senior Partners, LLC (Subsidiary of Joint Venture)	Indiana
2100 Benvoulin Court Holdings Inc. (Joint Venture)	British Columbia, Canada
2829-34th Street Holdings Inc. (Joint Venture)	British Columbia, Canada
3211 Alexis Park Drive Holdings Inc. (Joint Venture)	British Columbia, Canada
Arden Real Estate Holdings, LLC	Delaware
Bay Tree Nursing Center LLC	Massachusetts
Beaumont Senior Partners LLC (Joint Venture)	Indiana
Beavercreek Senior Partners, LLC (Joint Venture)	Indiana
C.H.P. Limited Liability Company	New Hampshire
C.H.R. Limited Liability Company	New Hampshire
C.H.W. Limited Liability Company	New Hampshire
Clarksville Senior Partners, LLC (Subsidiary of Joint Venture)	Indiana
Connecticut Holdings I, LLC	Delaware
Deerfield Senior Partners, LLC (Joint Venture)	Indiana
DJB Realty L.L.C.	New Hampshire
Elms Haven-Thornton, LLC	Colorado
Frisco Square Boulevard Medical Master Condominium Association, Inc. (Joint Venture)	Texas
HEB Health Care Partners, LLC (Joint Venture)	Delaware
HHC 1998-1 Trust	Massachusetts
Kentucky Holdings I, LLC	Delaware
Knoxville Healthcare Partners, LLC (Joint Venture)	Delaware
Lafayette Healthcare Partners, LLC (Joint Venture)	Delaware
Langdon Place of Dover	New Hampshire
Langdon Place of Keene Limited Partnership	New Hampshire
L.P.E.	New Hampshire
McCordsville Senior Partners, LLC (Subsidiary of Joint Venture)	Indiana
Meridian Shavano Park AL/ALZ RE, L.P. (Joint Venture)	Texas
New Dawn Assisted Living Real Estate Company, LLC No. 6 (Joint Venture)	Nevada
New Hampshire Holdings, LLC	Delaware
Northwest Holdings I, LLC	Delaware
Oakhurst Manor Nursing Center LLC	Massachusetts
Orchard Ridge Nursing Center LLC	Massachusetts
Park Place AL, LLC	Indiana
Reservoir Real Estate Holdings, LLC	Delaware
Sable-Aurora, LLC	Colorado
Sabra 1717 Preferred Equity, LLC	Delaware

Sabra Beaumont Preferred Equity, LLC	Delaware
Sabra Beavercreek Preferred Equity, LLC	Delaware
Sabra Bedford Hills, LLC	Delaware
Sabra BRP Celebration JV, LLC	Delaware
Sabra California I, LLC	Delaware
Sabra California II, LLC	Delaware
Sabra Canadian GP I Inc. (Joint Venture)	British Columbia, Canada
Sabra Canadian GP II Inc. (Joint Venture)	British Columbia, Canada
Sabra Canadian GP III Inc. (Joint Venture)	British Columbia, Canada
Sabra Canadian GP IV Inc. (Joint Venture)	British Columbia, Canada
Sabra Canadian Holdings, LLC	Delaware
Sabra Canadian Properties I, Limited Partnership (Joint Venture)	British Columbia, Canada
Sabra Canadian Properties II, Limited Partnership (Joint Venture)	British Columbia, Canada
Sabra Canadian Properties III, Limited Partnership (Joint Venture)	British Columbia, Canada
Sabra Canadian Properties IV, Limited Partnership (Joint Venture)	British Columbia, Canada
Sabra Capital Corporation	Delaware
Sabra Celebration Preferred Equity, LLC	Delaware
Sabra Clarksville Preferred Equity, LLC	Delaware
Sabra Connecticut II, LLC	Delaware
Sabra Deerfield Preferred Equity, LLC	Delaware
Sabra Deer Lodge, LLC	Delaware
Sabra FHAPT, LLC	Delaware
Sabra Forest Hills, LLC	Delaware
Sabra Hagerstown, LLC	Delaware
Sabra Health Care, L.L.C.	Delaware
Sabra Health Care Delaware, LLC	Delaware
Sabra Health Care Frankenmuth, LLC	Delaware
Sabra Health Care Holdings I, LLC	Delaware
Sabra Health Care Holdings II, LLC	Delaware
Sabra Health Care Holdings III, LLC	Delaware
Sabra Health Care Holdings IV, LLC	Delaware
Sabra Health Care Holdings V, LLC	Delaware
Sabra Health Care Holdings VI, LLC	Delaware
Sabra Health Care Investments, LP	Delaware
Sabra Health Care Limited Partnership	Delaware
Sabra Health Care Northeast, LLC	Delaware
Sabra Health Care Pennsylvania, LLC	Delaware
Sabra Health Care Virginia, LLC	Delaware
Sabra Health Care Virginia II, LLC	Delaware
Sabra Idaho, LLC	Delaware
Sabra Kentucky, LLC	Delaware
Sabra Lake Drive, LLC	Delaware
Sabra LBG 1717 JV, LLC (Joint Venture)	Delaware
Sabra LBG Beavercreek JV, LLC (Joint Venture)	Delaware

Sabra LBG Clarksville JV, LLC (Joint Venture)	Delaware
Sabra LBG Deerfield JV, LLC (Joint Venture)	Delaware
Sabra LBG JV, LLC (Joint Venture)	Delaware
Sabra LBG McCordsville, LLC (Joint Venture)	Delaware
Sabra McCordsville Preferred Equity, LLC	Delaware
Sabra McKinley, LLC	Delaware
Sabra Michigan, LLC	Delaware
Sabra Missouri River, LLC	Delaware
Sabra Montana, LLC	Delaware
Sabra Nashua, L.L.C.	New Hampshire
Sabra New Braunfels Preferred Equity, LLC	Delaware
Sabra New Dawn Colorado Springs, LLC (Joint Venture)	Delaware
Sabra New Mexico, LLC	Delaware
Sabra New Mexico II, LLC	Delaware
Sabra North Carolina, L.P.	Delaware
Sabra North Carolina GP, LLC	Delaware
Sabra North Conway, L.L.C.	New Hampshire
Sabra Ohio, LLC	Delaware
Sabra Phoenix Holding, LLC (Joint Venture)	Delaware
Sabra Phoenix Marshfield, LLC (Subsidiary of Joint Venture)	Delaware
Sabra Phoenix TRS Venture, LLC	Delaware
Sabra Phoenix TRS Venture II, LLC	Delaware
Sabra Phoenix Wisconsin, LLC	Delaware
Sabra San Juan, LLC	Delaware
Sabra-Sundara Master Developer, LLC (Joint Venture)	Delaware
Sabra Texas GP, LLC	Texas
Sabra Texas GP II, LLC (Joint Venture)	Texas
Sabra Texas Holdings, L.P.	Texas
Sabra Texas Holdings GP, LLC	Texas
Sabra Texas Properties, L.P.	Texas
Sabra Texas Properties II, L.P.	Texas
Sabra Texas Properties III, L.P.	Texas
Sabra Texas Properties IV, L.P.	Texas
Sabra Texas Properties V, L.P. (Joint Venture)	Texas
Sabra TRS Holdings, LLC	Delaware
SB Fountain City, LLC	Georgia
SB New Martinsville, LLC	West Virginia
SbraREIT Assisted Living I, ULC	Nova Scotia, Canada
SbraREIT Canadian GP V Inc.	Nova Scotia, Canada
SbraREIT Canadian Properties V, Limited Partnership	Alberta, Canada
SbraREIT Independent Living I, ULC	British Columbia, Canada
SbraREIT Independent Living II, ULC	British Columbia, Canada
Shavano Park Health Care Partners, LLC (Joint Venture)	Delaware
Sundara Prop-1, LLC (Joint Venture)	Texas

Sunset Point Nursing Center LLC	Massachusetts
TSL NB PropCo, LLC (Joint Venture)	Delaware
West Bay Nursing Center LLC	Massachusetts